Exhibit 99.1

XPO Reports Second Quarter 2026 Results

GREENWICH, Conn. – July 30, 2026 – XPO (NYSE: XPO) today announced its financial results for the second quarter 2026. The company reported diluted earnings per share of $1.36, compared with $0.89 for the same period in 2025, and adjusted diluted earnings per share of $1.70, compared with $1.05 for the same period in 2025.

Second Quarter 2026 Summary Results

	Three Months Ended June 30,
	Revenue			Operating Income (Loss) (1)
(in millions)	2026	2025	Change %	2026	2025	Change %
North American Less-Than-Truckload Segment	$1,428	$1,240	15.2%	$285	$199	43.2%
European Transportation Segment	927	841	10.2%	(6)	11	NM
Corporate	-	-	0.0%	(9)	(11)	-18.2%
Total	$2,355	$2,080	13.2%	$271	$198	36.9%

	Adjusted Operating Income (2)			Adjusted EBITDA (1)(2)
(in millions)	2026	2025	Change %	2026	2025	Change %
North American Less-Than-Truckload Segment	$287	$211	36.0%	$390	$300	30.0%
European Transportation Segment	21	15	40.0%	48	44	9.1%
Corporate	NA	NA	NA	(4)	(4)	0.0%
Total	$ NA	$ NA	NA	$434	$340	27.6%

	Net Income (1)			Diluted EPS (1)
(in millions, except for per-share data)	2026	2025	Change %	2026	2025	Change %
Total	$162	$106	52.8%	$1.36	$0.89	52.8%

	Diluted Weighted-Average Common Shares Outstanding		Adjusted Diluted EPS (1)(2)
(in millions, except for per-share data)	2026	2025	2026	2025	Change %
Total	118	119	$1.70	$1.05	61.9%

Amounts may not add due to rounding.

NM - Not meaningful

NA - Not applicable

(1) Includes gains from sales of real estate of $7 million ($9 million pre-tax) or $0.06 per diluted share in the second quarter of 2026. There were no gains from sales of real estate in the second quarter of 2025.

(2) See the “Non-GAAP Financial Measures” section of the press release.

Mario Harik, chairman and chief executive officer of XPO, said, “We accelerated our performance significantly in the second quarter, delivering 56% year-over-year growth in adjusted diluted EPS and 25% growth in adjusted EBITDA, excluding real estate gains.

“In North American LTL, we increased adjusted operating income by 36% year-over-year and expanded our adjusted operating ratio by 300 basis points to a record 79.9%, strongly outperforming seasonality. Both yield and revenue per shipment, excluding fuel, improved sequentially and year-over-year, while our profitable market share gains ramped volume growth through the quarter. Underpinning these achievements is our service quality for customers, as we delivered a company-best damage claims ratio below 0.2%. On the cost side, we continued to improve labor productivity above target by implementing new AI capabilities across the network, enhancing efficiency.”

Harik continued, “A consistently superior customer experience remains our foundation for value creation as we continue to grow the business and expand our margins. Our world-class service, combined with the investments we’ve made in our network, fleet and people are driving outperformance and accelerating free cash flow generation as freight demand strengthens.”

Second Quarter Highlights

For the second quarter 2026, the company generated revenue of $2.36 billion, compared with $2.08 billion for the same period in 2025.

Operating income was $271 million for the second quarter, compared with $198 million for the same period in 2025. Net income was $162 million for the second quarter, compared with $106 million for the same period in 2025. Diluted earnings per share was $1.36 for the second quarter, compared with $0.89 for the same period in 2025.

Adjusted net income, a non-GAAP financial measure, was $201 million for the second quarter, compared with $125 million for the same period in 2025. Adjusted diluted EPS, a non-GAAP financial measure, was $1.70 for the second quarter, compared with $1.05 for the same period in 2025.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), a non-GAAP financial measure, was $434 million for the second quarter, compared with $340 million for the same period in 2025.

The company generated $308 million of cash flow from operating activities in the second quarter and ended the quarter with $298 million of cash and cash equivalents on hand, after completing $101 million of net capital expenditures, $70 million of common stock repurchases and $70 million of term loan repayments.

Results by Business Segment

•	North American Less-Than-Truckload (LTL): The segment grew revenue to $1.43 billion for the second quarter 2026, compared with $1.24 billion for the same period in 2025. On a year-over-year basis, yield, excluding fuel, increased 4.4%, shipments per day increased 2.8%, and tonnage per day increased 1.0%.

Operating income increased to $285 million for the second quarter, compared with $199 million for the same period in 2025. Adjusted operating income, a non-GAAP financial measure, increased to $287 million for the second quarter, compared with $211 million for the same period in 2025. Adjusted operating ratio, a non-GAAP financial measure, was 79.9%, reflecting a year-over-year improvement of 300 basis points.

Adjusted EBITDA for the second quarter was $390 million, compared with $300 million for the same period in 2025. The increase in adjusted EBITDA reflects yield growth, higher tonnage per day, productivity improvements and higher fuel surcharge revenue, partially offset by higher fuel costs and wage inflation.

•	European Transportation: The segment grew revenue to $927 million for the second quarter 2026, compared with $841 million for the same period in 2025. Operating income was a loss of $6 million for the second quarter, compared with income of $11 million for the same period in 2025, due primarily to restructuring.

Adjusted EBITDA was $48 million for the second quarter, compared with $44 million for the same period in 2025.

•	Corporate: The segment generated an operating loss of $9 million for the second quarter 2026, compared with a loss of $11 million for the same period in 2025.

Adjusted EBITDA was a loss of $4 million for the second quarter, consistent with the same period in 2025.

Conference Call

The company will hold a conference call on Thursday, July 30, 2026, at 8:30 a.m. Eastern Time. Participants can call toll-free (from US/Canada) 1-877-269-7756; international callers dial +1-201-689-7817. A live webcast of the conference will be available on the investor relations area of the company’s website, xpo.com/investors. The conference will be archived until August 29, 2026. To access the replay by phone, call toll-free (from US/Canada) 1-877-660-6853; international callers dial +1-201-612-7415. Use participant passcode 13761453.

About XPO

XPO, Inc. (NYSE: XPO) is a leader in asset-based less-than-truckload (LTL) freight transportation in North America. The company’s customer-focused organization efficiently moves 16 billion pounds of freight per year, enabled by its proprietary technology. XPO serves 55,000 customers with 586 locations and 38,000 employees in North America and Europe, and is headquartered in Greenwich, Conn., USA. Visit xpo.com for more information, and connect with XPO on LinkedIn, Facebook, X, Instagram and YouTube.

Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measures under GAAP, which are set forth in the financial tables attached to this press release.

XPO’s non-GAAP financial measures in this press release include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) on a consolidated basis and for corporate; adjusted EBITDA margin on a consolidated basis; adjusted EBITDA, excluding gains on real estate transactions on a consolidated basis and for our North American Less-Than-Truckload segment; adjusted net income; adjusted diluted earnings per share (“adjusted diluted EPS”); adjusted diluted EPS, excluding gains on real estate transactions; adjusted operating income for our North American Less-Than-Truckload and European Transportation segments; and adjusted operating ratio for our North American Less-Than-Truckload segment.

We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA, excluding gains on real estate transactions, adjusted net income, adjusted diluted EPS, adjusted diluted EPS, excluding gains on real estate transactions, adjusted operating income and adjusted operating ratio include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the attached tables. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, stock-based compensation, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating XPO’s and each business segment’s ongoing performance.

We believe that adjusted EBITDA, adjusted EBITDA margin and adjusted EBITDA, excluding gains on real estate transactions improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income, adjusted diluted EPS and adjusted diluted EPS, excluding gains on real estate transactions improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the attached tables. We believe that adjusted operating income and adjusted operating ratio improve the comparability of our operating results from period to period by removing the impact of certain transaction and integration costs and restructuring costs, as well as amortization expense and other adjustments as set out in the attached tables.

Forward-looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC, and the following: the effects of business, economic, political, legal, and regulatory impacts or conflicts upon our operations; supply chain disruptions and shortages, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages; our ability to align our investments in capital assets, including equipment, service centers, and warehouses to our customers’ demands; our ability to implement our cost and revenue initiatives and realize growth and expansion as a result of those initiatives; our ability to improve pricing growth; the effectiveness of our action plan, and other management actions, to improve our North American LTL business; our ability to continue insourcing linehaul in ways that enhance our network efficiency and productivity; the anticipated impact of a freight market recovery on our business; our ability to capture profitable share gains, facilitate yield growth, improve free cash flow, and improve margins during an upcycle; our ability to benefit from a sale, spin-off or other divestiture of one or more business units or to successfully integrate and realize anticipated synergies, cost savings and profit opportunities from acquired companies; goodwill impairment; issues related to compliance with data protection laws, competition laws, and intellectual property laws; fluctuations in currency exchange rates, fuel prices and fuel surcharges; our ability to develop and implement proprietary technology and suitable information technology systems that contribute to financial, operational, competitive and productivity improvements; the impact of potential cyber-attacks and information technology or data security breaches or failures; our ability to repurchase shares on favorable terms; our indebtedness; our ability to raise debt and equity capital; fluctuations in interest rates; seasonal fluctuations; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain management talent and key employees including qualified drivers; labor matters; litigation; and competition.

All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements except to the extent required by law.

Investor Contact

Brian Scasserra

+1 617-607-6429

brian.scasserra@xpo.com

Media Contact

Cole Horton

+1 203-609-6004

cole.horton@xpo.com

XPO, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2026	2025	Change %	2026	2025	Change %
Revenue	$2,355	$2,080	13.2%	$4,451	$4,034	10.3%
Salaries, wages and employee benefits	929	871	6.7%	1,809	1,703	6.2%
Purchased transportation	464	426	8.9%	887	826	7.4%
Fuel, operating expenses and supplies	476	384	24.0%	899	777	15.7%
Operating taxes and licenses	22	21	4.8%	43	40	7.5%
Insurance and claims	40	40	0.0%	75	75	0.0%
Gains on sales of property and equipment	(7)	(1)	600.0%	(8)	(3)	166.7%
Depreciation and amortization expense	134	131	2.3%	265	254	4.3%
Pre-Con-way acquisition environmental matter	1	-	NM	1	-	NM
Legal matters (1)	-	(2)	-100.0%	-	(13)	-100.0%
Transaction and integration costs	2	3	-33.3%	4	6	-33.3%
Restructuring costs	22	8	175.0%	31	20	55.0%
Operating income	271	198	36.9%	445	349	27.5%
Other income	(4)	(2)	100.0%	(7)	(3)	133.3%
Debt extinguishment loss	5	-	NM	5	5	0.0%
Interest expense	51	56	-8.9%	104	112	-7.1%
Income before income tax provision	218	143	52.4%	342	234	46.2%
Income tax provision	56	37	51.4%	79	59	33.9%
Net income	$162	$106	52.8%	$263	$175	50.3%

Earnings per share data (2)
Basic earnings per share	$1.38	$0.90		$2.24	$1.49
Diluted earnings per share	$1.36	$0.89		$2.22	$1.47

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	117	118		117	118
Diluted weighted-average common shares outstanding	118	119		119	119

Amounts may not add due to rounding.

NM - Not meaningful.

(1) Reflects the settlement of claims against certain truck manufacturers related to purchases by our European Transportation segment covering periods prior to 2015.

(2) The sum of quarterly earnings per share may not equal year-to-date amounts due to differences in the weighted-average number of shares outstanding during the respective periods.

XPO, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions, except per share data)

	June 30,	December 31,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$298	$310
Accounts receivable, net of allowances of $40 and $40, respectively	1,267	1,035
Other current assets	249	285
Total current assets	1,814	1,630
Long-term assets
Property and equipment, net of $2,427 and $2,360 in accumulated depreciation, respectively	3,658	3,664
Operating lease assets	782	777
Goodwill	1,528	1,547
Identifiable intangible assets, net of $604 and $580 in accumulated amortization, respectively	280	311
Other long-term assets	270	265
Total long-term assets	6,518	6,564
Total assets	$8,333	$8,194

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$486	$455
Accrued expenses	823	760
Short-term borrowings and current maturities of long-term debt	159	60
Short-term operating lease liabilities	170	166
Other current liabilities	155	113
Total current liabilities	1,794	1,555
Long-term liabilities
Long-term debt	3,047	3,253
Deferred tax liability	508	482
Employee benefit obligations	83	86
Long-term operating lease liabilities	612	611
Other long-term liabilities	328	345
Total long-term liabilities	4,577	4,778

Stockholders’ equity
Common stock, $0.001 par value; 300 shares authorized; 117 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	-	-
Additional paid-in capital	1,005	1,160
Retained earnings	1,151	888
Accumulated other comprehensive loss	(194)	(187)
Total equity	1,962	1,861
Total liabilities and equity	$8,333	$8,194

Amounts may not add due to rounding.

XPO, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Six Months Ended
	June 30,
	2026	2025
Cash flows from operating activities
Net income	$263	$175
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	265	254
Stock compensation expense	30	31
Accretion of debt	5	5
Deferred tax expense	21	6
Gains on sales of property and equipment	(8)	(3)
Other	18	14
Changes in assets and liabilities
Accounts receivable	(262)	(124)
Other assets	50	26
Accounts payable	29	(22)
Accrued expenses and other liabilities	79	26
Net cash provided by operating activities	491	389
Cash flows from investing activities
Payment for purchases of property and equipment	(238)	(395)
Proceeds from sale of property and equipment	33	12
Payment for settlement of cross-currency swaps	(3)	-
Net cash used in investing activities	(208)	(382)
Cash flows from financing activities
Proceeds from issuance of debt	885	-
Repayment of debt	(985)	-
Repayment of finance leases and other debt	(39)	(36)
Payment for debt issuance costs	(1)	(3)
Repurchase of common stock	(100)	(10)
Change in bank overdrafts	26	22
Payment for tax withholdings for restricted shares	(88)	(48)
Other	3	2
Net cash used in financing activities	(300)	(74)
Effect of exchange rates on cash, cash equivalents and restricted cash	1	2
Net decrease in cash, cash equivalents and restricted cash	(16)	(65)
Cash, cash equivalents and restricted cash, beginning of period	330	298
Cash, cash equivalents and restricted cash, end of period	$314	$233

Amounts may not add due to rounding.

North American Less-Than-Truckload Segment

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Change %	2026	2025	Change %
Revenue (excluding fuel surcharge revenue)	$1,114	1,057	5.4%	$2,142	$2,051	4.4%
Fuel surcharge revenue	314	183	71.6%	515	361	42.7%
Revenue	1,428	1,240	15.2%	2,657	2,412	10.2%
Salaries, wages and employee benefits	689	643	7.2%	1,331	1,259	5.7%
Purchased transportation	40	32	25.0%	70	69	1.4%
Fuel, operating expenses and supplies (1)	275	222	23.9%	511	454	12.6%
Operating taxes and licenses	17	17	0.0%	33	33	0.0%
Insurance and claims	25	25	0.0%	43	49	-12.2%
(Gains) losses on sales of property and equipment	(4)	2	NM	(3)	2	NM
Depreciation and amortization	100	96	4.2%	197	185	6.5%
Restructuring costs	1	4	-75.0%	1	4	-75.0%
Operating income	285	199	43.2%	474	357	32.8%
Operating ratio (2)	80.0%	84.0%		82.2%	85.2%
Amortization expense	9	9		18	18
Restructuring costs	1	4		1	4
Gains on real estate transactions	(9)	-		(9)	(2)
Adjusted operating income (3)	$287	211	36.0%	$485	$377	28.6%
Adjusted operating ratio (3) (4)	79.9%	82.9%		81.8%	84.4%
Depreciation expense	91	87		179	167
Pension income	4	2		7	3
Gains on real estate transactions	9	-		9	2
Adjusted EBITDA (5)	$390	300	30.0%	$680	$550	23.6%
Adjusted EBITDA margin (5)	27.3%	24.2%		25.6%	22.8%
Gains on real estate transactions	9	-		9	2
Adjusted EBITDA, excluding gains on real estate transactions (3)	$381	300	27.0%	$671	$547	22.7%

Amounts may not add due to rounding.

NM - Not meaningful.

(1) Fuel, operating expenses and supplies includes fuel-related taxes.

(2) Operating ratio is calculated as (1 - (Operating income divided by Revenue)) using the underlying unrounded amounts.

(3) See the “Non-GAAP Financial Measures” section of the press release.

(4) Adjusted operating ratio is calculated as (1 - (Adjusted operating income divided by Revenue)) using the underlying unrounded amounts; adjusted operating margin is the inverse of adjusted operating ratio.

(5) Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue using the underlying unrounded amounts.

North American Less-Than-Truckload

Summary Data Table

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Change %	2026	2025	Change %
Pounds per day (thousands)	68,463	67,813	1.0%	66,998	66,625	0.6%

Shipments per day	52,229	50,782	2.8%	51,041	49,596	2.9%

Average weight per shipment (in pounds)	1,311	1,335	-1.8%	1,313	1,343	-2.3%

Revenue per shipment (including fuel surcharges)	$429.98	384.13	11.9%	$412.63	$384.20	7.4%

Revenue per shipment (excluding fuel surcharges)	$335.27	327.53	2.4%	$332.60	$326.66	1.8%

Gross revenue per hundredweight (including fuel surcharges) (1)	$33.32	29.23	14.0%	$32.00	$29.15	9.8%

Gross revenue per hundredweight (excluding fuel surcharges) (1)	$26.09	24.99	4.4%	$25.91	$24.86	4.2%

Average length of haul (in miles)	853.6	845.5		853.1	845.5

Total average load factor (2)	22,287	22,765	-2.1%	22,290	22,602	-1.4%

Average age of tractor fleet (years)	4.0	3.7

Number of working days	63.5	63.5		126.0	126.5

(1) Gross revenue per hundredweight excludes the adjustment required for financial statement purposes in accordance with the company’s revenue recognition policy.

(2) Total average load factor equals freight pound miles divided by total linehaul miles.

Note: Table excludes the company’s trailer manufacturing operations. Percentages presented are calculated using the underlying unrounded amounts.

European Transportation Segment

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Change %	2026	2025	Change %
Revenue	$927	841	10.2%	$1,794	$1,622	10.6%
Salaries, wages and employee benefits	235	224	4.9%	470	436	7.8%
Purchased transportation	424	394	7.6%	817	757	7.9%
Fuel, operating expenses and supplies (1)	201	163	23.3%	388	324	19.8%
Operating taxes and licenses	5	4	25.0%	10	7	42.9%
Insurance and claims	15	15	0.0%	32	26	23.1%
Gains on sales of property and equipment	(2)	(3)	-33.3%	(5)	(5)	0.0%
Depreciation and amortization	33	34	-2.9%	66	67	-1.5%
Legal matters (2)	-	(2)	-100.0%	-	(13)	-100.0%
Transaction and integration costs	1	-	NM	1	-	NM
Restructuring costs	21	1	2000.0%	27	12	125.0%
Operating income (loss)	$(6)	11	NM	$(11)	$12	NM
Amortization expense	5	5		11	10
Legal matters (2)	-	(2)		-	(13)
Transaction and integration costs	1	-		1	-
Restructuring costs	21	1		27	12
Adjusted operating income (3)	$21	15	40.0%	$27	$20	35.0%
Depreciation expense	27	29		55	56
Adjusted EBITDA (4)	$48	44	9.1%	$81	$76	6.6%
Adjusted EBITDA margin (4)	5.2%	5.2%		4.5%	4.7%

Amounts may not add due to rounding.

NM - Not meaningful.

(1) Fuel, operating expenses and supplies includes fuel-related taxes.

(2) Reflects the settlement of claims against certain truck manufacturers related to purchases by our European Transportation segment covering periods prior to 2015.

(3) See the “Non-GAAP Financial Measures” section of the press release.

(4) Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue using the underlying unrounded amounts.

Corporate

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Change %	2026	2025	Change %
Revenue	$-	$-	0.0%	$-	$-	0.0%
Salaries, wages and employee benefits	4	4	0.0%	8	8	0.0%
Depreciation and amortization	1	1	0.0%	2	2	0.0%
Pre-Con-way acquisition environmental matter	1	-	NM	1	-	NM
Transaction and integration costs	2	2	0.0%	3	6	-50.0%
Restructuring costs	1	4	-75.0%	4	5	-20.0%
Operating loss	$(9)	$(11)	-18.2%	$(18)	$(20)	-10.0%
Depreciation and amortization	1	1		2	2
Pre-Con-way acquisition environmental matter	1	-		1	-
Transaction and integration costs	2	2		3	6
Restructuring costs	1	4		4	5
Adjusted EBITDA (1)	$(4)	$(4)	0.0%	$(8)	$(8)	0.0%

Amounts may not add due to rounding.

NM - Not meaningful.

(1) See the “Non-GAAP Financial Measures” section of the press release.

XPO, Inc.

Reconciliation of Non-GAAP Measures

(Unaudited)

(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	Change %	2026	2025	Change %
Reconciliation of Net Income to Adjusted EBITDA
Net income	$162	$106	52.8%	$263	$175	50.3%
Debt extinguishment loss	5	-		5	5
Interest expense	51	56		104	112
Income tax provision	56	37		79	59
Depreciation and amortization expense	134	131		265	254
Pre-Con-way acquisition environmental matter	1	-		1	-
Legal matters (1)	-	(2)		-	(13)
Transaction and integration costs	2	3		4	6
Restructuring costs	22	8		31	20
Adjusted EBITDA (2)	$434	$340	27.6%	$753	$618	21.8%
Revenue	$2,355	$2,080	13.2%	$4,451	$4,034	10.3%
Adjusted EBITDA margin (2) (3)	18.4%	16.3%		16.9%	15.3%
Gains on real estate transactions	9	-		9	2
Adjusted EBITDA, excluding gains on real estate transactions (2)	$425	$340	25.0%	$744	$615	21.0%

Amounts may not add due to rounding.

(1) Reflects the settlement of claims against certain truck manufacturers related to purchases by our European Transportation segment covering periods prior to 2015.

(2) See the “Non-GAAP Financial Measures” section of the press release.

(3) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue using the underlying unrounded amounts.

XPO, Inc.

Reconciliation of Non-GAAP Measures (cont.)

(Unaudited)

(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Reconciliation of Net Income and Diluted Earnings Per Share to Adjusted Net Income and Adjusted Earnings Per Share
Net income (1)	$162	$106	$263	$175
Debt extinguishment loss	5	-	5	5
Amortization of acquisition-related intangible assets	15	15	29	29
Pre-Con-way acquisition environmental matter	1	-	1	-
Legal matters (2)	-	(2)	-	(13)
Transaction and integration costs	2	3	4	6
Restructuring costs	22	8	31	20
Income tax associated with the adjustments above (3)	(5)	(5)	(8)	(10)
European legal entity reorganization (4)	-	-	(3)	1
Other tax adjustments	(2)	-	(2)	-

Adjusted net income (5)	$201	$125	$322	$212

Adjusted diluted earnings per share (1)(5)	$1.70	$1.05	$2.71	$1.78

Weighted-average common shares outstanding
Diluted weighted-average common shares outstanding	118	119	119	119

Amounts may not add due to rounding.

(1) Includes gains from sales of real estate of $7 million ($9 million pre-tax) or $0.06 per diluted share in the second quarter of 2026. Excluding these gains, adjusted diluted earnings per share is $1.64. There were no gains from sales of real estate in the second quarter of 2025. Includes gains from sales of real estate of $7 million ($9 million pre-tax) or $0.06 per diluted share and $2 million ($2 million pre-tax) or $0.02 per diluted share for the six months ended June 30, 2026 and 2025, respectively. Excluding these gains, adjusted diluted earnings per share is $2.65 and $1.76 for the six months ended June 30, 2026 and 2025, respectively.

(2) Reflects the settlement of claims against certain truck manufacturers related to purchases by our European Transportation segment covering periods prior to 2015.

(3) This line item reflects the aggregate tax benefit of all non-tax related adjustments reflected in the table above. The detail by line item is as follows:

Debt extinguishment loss	$1	$-	$1	$1
Amortization of acquisition-related intangible assets	2	2	5	5
Transaction and integration costs	1	1	1	1
Restructuring costs	-	2	1	3
	$5	$5	$8	$10

Amounts may not add due to rounding.

The income tax rate applied to reconciling items is based on the GAAP annual effective tax rate, excluding discrete items, non-deductible compensation, losses for which no tax benefit can be recognized, and contribution- and margin-based taxes.

(4) Reflects an adjustment recognized during the first quarters of 2026 and 2025 to the tax benefit recognized in the second quarter of 2024 related to a legal entity reorganization within our European Transportation business.

(5) See the “Non-GAAP Financial Measures” section of the press release.